PRINCIPAL FUNDS, INC.
CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 2nd day of March, 2015 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, and acquired fund fees and expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.	PRINCIPAL MANAGEMENT CORPORATION

/s/ Michael J. Beer	/s/ Michael J. Beer
By:________________________________	By:________________________________
Name: Michael J. Beer	Name: Michael J. Beer
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

/s/ Beth C. Wilson
By:________________________________
Name: Beth C. Wilson
Title: Secretary and Vice President

SCHEDULE A
Series	Class A	Class C	Class J	Institutional Class	Expiration
Bond & Mortgage Securities Fund	0.88%	1.75%	N/A	N/A	02/29/2016
California Municipal Fund	N/A	N/A	N/A	0.60	02/29/2016
Diversified International Fund	N/A	2.08%	N/A	N/A	02/29/2016
Global Real Estate Securities Fund	N/A	2.20%	N/A	N/A	02/29/2016
Government & High Quality Bond Fund	0.88%	1.63%	N/A	N/A	02/29/2016
High Yield Fund I	1.05%	N/A	N/A	N/A	02/29/2016
Inflation Protection Fund	0.90%	1.65%	1.15%	N/A	02/29/2016
International Emerging Markets Fund	1.75%	2.80%	N/A	N/A	02/29/2016
International Fund I	1.45%	N/A	N/A	1.00%	02/29/2016
LargeCap Growth Fund I	1.25%	N/A	N/A	N/A	02/29/2016
LargeCap S&P 500 Index Fund	N/A	1.30%	N/A	N/A	02/29/2016
LargeCap Value Fund	N/A	1.70%	N/A	N/A	02/29/2016
MidCap Growth Fund	N/A	N/A	N/A	0.75%	02/29/2016
MidCap S&P 400 Index Fund	N/A	N/A	N/A	0.25%	02/29/2016
MidCap Value Fund III	1.30%	N/A	N/A	N/A	02/29/2016
Money Market Fund	N/A	1.79%	N/A	N/A	02/29/2016
Principal LifeTime 2010 Fund	0.41%	N/A	N/A	N/A	02/29/2016
Principal LifeTime 2020 Fund	0.41%	N/A	N/A	N/A	02/29/2016
Principal LifeTime 2030 Fund	0.41%	N/A	N/A	N/A	02/29/2016
Principal LifeTime 2040 Fund	0.41%	N/A	N/A	N/A	02/29/2016
Principal LifeTime 2050 Fund	0.41%	N/A	N/A	N/A	02/29/2016
Principal LifeTime 2060 Fund	N/A	N/A	0.41%	0.13%	02/29/2016
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Hybrid Income Fund	N/A	N/A	N/A	0.06%	02/29/2016
Principal LifeTime Strategic Income Fund	0.41%	N/A	N/A	N/A	02/29/2016
Real Estate Securities Fund	N/A	2.20%	N/A	N/A	02/29/2016
SAM Conservative Balanced Portfolio	0.63%	1.38%	0.63%	N/A	02/29/2016
SmallCap Blend Fund	1.35%	2.08%	N/A	0.80%	02/29/2016
SmallCap Growth Fund I	N/A	N/A	1.50%	1.02%	02/29/2016
SmallCap Value Fund II	1.45	N/A	N/A	N/A	02/29/2016
Tax-Exempt Bond Fund	N/A	1.60%	N/A	N/A	02/29/2016

	R-1	R-2	R-3	R-4	R-5	R-6	Expiration
Global Real Estate Securities Fund	N/A	N/A	N/A	N/A	N/A	0.94%	02/29/2016
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	N/A	02/29/2016
Income Fund	N/A	N/A	N/A	N/A	N/A	0.55%	02/29/2016
LargeCap Growth Fund I	N/A	N/A	N/A	N/A	N/A	0.65%	02/29/2016
MidCap Value Fund III	N/A	N/A	N/A	N/A	N/A	0.69%	02/29/2016
Principal LifeTime 2055 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	N/A	02/29/2016
Principal LifeTime 2060 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	N/A	02/29/2016
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	N/A	02/29/2016
SmallCap Growth Fund I	1.88%	1.75%	1.57%	1.38%	1.26%	1.06%	02/29/2016
SmallCap Value Fund II	N/A	N/A	N/A	N/A	N/A	1.01%	02/29/2016

In addition, Principal has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Fund	Class P	Expiration
Diversified International Fund	0.20%	2/29/2016
Equity Income Fund	0.20%	2/29/2016
Global Diversified Income Fund	0.20%	2/29/2016
Global Real Estate Securities Fund	0.20%	2/29/2016
Government & High Quality Bond Fund	0.20%	2/29/2016
High Yield Fund	0.20%	2/29/2016
Income Fund	0.20%	2/29/2016
International Emerging Markets Fund	0.20%	2/29/2016
International Fund I	0.20%	2/29/2016
LargeCap Growth Fund	0.20%	2/29/2016
LargeCap Growth Fund I	0.20%	2/29/2016
LargeCap Value Fund	0.20%	2/29/2016
MidCap Fund	0.20%	2/29/2016
MidCap Value Fund III	0.20%	2/29/2016
Principal Capital Appreciation Fund	0.20%	2/29/2016
Real Estate Securities Fund	0.20%	2/29/2016
Short-Term Income Fund	0.20%	2/29/2016
SmallCap Blend Fund	0.20%	2/29/2016
SmallCap Value Fund II	0.20%	2/29/2016

Series	Class A	Class C	Institutional Class	Class J	Expiration
Blue Chip Fund	1.35%	2.10%	0.75%	N/A	12/30/2015
Bond Market Index Fund	N/A	N/A	0.23%	0.78%	12/30/2015
Credit Opportunities Explorer Fund	1.10%	N/A	0.70%	N/A	12/30/2015
Diversified Real Asset Fund	1.25%	2.00%	N/A	N/A	12/30/2015
Dynamic High Yield Explorer Fund	1.10%	N/A	0.75%	N/A	12/30/2015
Global Multi-Strategy Fund	2.00%	2.75%	1.65%	N/A	12/30/2015
Global Opportunities Fund	1.50%	2.25%	N/A	N/A	12/30/2015
International Equity Index Fund	N/A	N/A	0.35%	N/A	12/30/2015
International Small Company Fund	1.60%	N/A	1.20%	N/A	12/30/2015
Opportunistic Municipal Fund	0.90%	1.65%	N/A	N/A	12/30/2015
Origin Emerging Markets	1.75%	N/A	1.35%	N/A	12/30/2015
Real Estate Allocation	0.50%	N/A	0.15%	N/A	12/30/2015
Real Estate Debt Income Fund	1.00%	N/A	0.70%	N/A	12/30/2015
Small-MidCap Dividend Income Fund	N/A	2.15%	N/A	N/A	12/30/2015

Series	R-1	R-2	R-3	R-4	R-5	R-6	Expiration
Bond Market Index Fund	1.11%	0.98%	0.80%	0.61%	0.49%	N/A	12/30/2015
Diversified Real Asset Fund	N/A	N/A	N/A	N/A	N/A	0.88%	12/30/2015
Origin Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	1.26%	12/30/2015

In addition, Principal has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Fund	Class P	Expiration
Blue Chip Fund	0.20%	12/30/2015
Diversified Real Asset Fund	0.20%	12/30/2015
Global Multi-Strategy Fund	0.20%	12/30/2015
Global Opportunities Fund	0.20%	12/30/2015
International Small Company Fund	0.20%	12/30/2015
Opportunistic Municipal Fund	0.20%	12/30/2015
Preferred Securities Fund	0.20%	12/30/2015
Small-MidCap Dividend Income Fund	0.20%	12/30/2015

SCHEDULE B
Series	Waiver	Expiration
Bond Market Index	0.030%	12/30/2015
LargeCap Blend Fund II	0.018%	02/29/2016
LargeCap Growth Fund I	0.016%	02/29/2016
LargeCap Growth Fund II	0.044%	02/29/2016
LargeCap Value Fund III	0.012%	02/29/2016
MidCap Growth Fund III	0.022%	02/29/2016
MidCap Value Fund I	0.060%	02/29/2016
MidCap Value Fund III	0.014%	02/29/2016
Overseas Fund	0.030%	02/29/2016
SmallCap Growth Fund I	0.072%	02/29/2016
SmallCap Value Fund II	0.024%	02/29/2016